UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.__)

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Amesite Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AMESITE INC.

607 Shelby Street, Suite 700 PMB 214

Detroit, Michigan 48226

September 30, 2021

NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on November 10, 2021

Dear Stockholder:

We are pleased to invite you to attend the annual meeting of stockholders (the “Annual Meeting”) of Amesite Inc. (the “Company”), which will be held on November 10, 2021 at 9:00 a.m. Eastern Time.

Due to the continuing public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our employees and stockholders, the Annual Meeting will be held in a virtual-only meeting format at www.virtualshareholdermeeting.com/AMST2021.

In addition to voting by submitting your proxy prior to the Annual Meeting, you also will be able to vote your shares electronically during the Annual Meeting. Further details regarding the virtual meeting are included in the accompanying proxy statement. At the Annual Meeting, the holders of our outstanding common stock will act on the following matters:

1.	Election of two Class I Directors to hold office until successors are duly elected and qualified or until the 2024 Annual Meeting of Stockholders;

2.	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2021; and

3.	To transact such other matters as may properly come before the Annual Meeting and any adjournment or postponement thereof.

Our board of directors has fixed September 13, 2021 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournment or postponement of the meeting.

IF YOU PLAN TO ATTEND:

To be admitted to the Annual Meeting, which is being held virtually, you must have your control number available and follow the instructions found on your proxy card or voting instruction form. You may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting. Please allow sufficient time before the Annual Meeting to complete the online check-in process. Your vote is very important.

If you have any questions or need assistance voting your shares, please call our proxy solicitor, Robert V. Johnson of Carideo Group:

Strategic Stockholder Advisor and Proxy Solicitation Agent

7754 Lochmere Terrace, Minneapolis, MN 55439

Phone Number:

952-426-0479

Email: info@carideogroup.com

BY ORDER OF THE BOARD OF DIRECTORS

September 30, 2021	/s/ Ann Marie Sastry, Ph.D.
Ann Marie Sastry, Ph.D. Chairman of the Board of Directors

Whether or not you expect to attend the virtual Annual Meeting, we urge you to vote your shares at your earliest convenience. This will ensure the presence of a quorum at the Annual Meeting. Promptly voting your shares will save the Company the expenses and extra work of additional solicitation. An addressed envelope for which no postage is required if mailed in the United States is enclosed if you wish to vote by mail. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option. Your vote is important, so please act today!

AMESITE INC.

607 Shelby Street, Suite 700PMB 214

Detroit, Michigan 48226

PROXY STATEMENT FOR THE

2021 ANNUAL MEETING OF STOCKHOLDERS

To be held on November 10, 2021

The board of directors of Amesite Inc. (“Amesite” or the “Company”) is soliciting your proxy to vote at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on November 10, 2021, at 9:00 a.m. Eastern Time, in a virtual-only format online by accessing www.virtualshareholdermeeting.com/AMST2021 and at any adjournment thereof.

This proxy statement contains information relating to the Annual Meeting. This year’s Annual Meeting of stockholders will be held as a virtual meeting. Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting. You will be able to attend and participate in the Annual Meeting online via a live webcast by visiting www.virtualshareholdermeeting.com/AMST2021. In addition to voting by submitting your proxy prior to the Annual Meeting, you also will be able to vote your shares electronically during the Annual Meeting.

We intend to begin mailing the attached notice of the Annual Meeting, the enclosed proxy card, and a copy of our Annual Report on Form 10-K for the fiscal year ended June 30, 2021 on or about September 30, 2021 to all stockholders of record entitled to vote at the Annual Meeting. Only stockholders who owned our common stock on September 13, 2021 are entitled to vote at the Annual Meeting.

AMESITE INC.

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GENERAL INFORMATION ABOUT THIS PROXY STATEMENT AND VOTING

What is a proxy?

A proxy is the legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. By completing, signing and returning the accompanying proxy card, you are designating Ann Marie Sastry, Ph.D., Chief Executive Officer of the Company, and Matthew Kern, Chief Financial Officer of the Company, as your proxies for the Annual Meeting and you are authorizing such proxies to vote your shares at the Annual Meeting as you have instructed on the proxy card. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, we urge you to vote in one of the ways described below so that your vote will be counted even if you are unable or decide not to attend the Annual Meeting.

What is a proxy statement?

A proxy statement is a document that we are required by the regulations of the United States Securities and Exchange Commission (the “SEC”) to give you when we ask you to sign a proxy card designating Ann Marie Sastry, Ph.D. and Matthew Kern as proxies to vote on your behalf.

Why did you send me this proxy statement?

We sent you this proxy statement and the enclosed proxy card because our board of directors is soliciting your proxy to vote at the Annual Meeting. This proxy statement summarizes information related to your vote at the Annual Meeting. All stockholders who find it convenient to do so are cordially invited to attend the Annual Meeting virtually. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card or vote over the Internet or by phone.

We intend to begin mailing the attached notice of Annual Meeting, the enclosed proxy card, and a copy of our Annual Report on Form 10-K for the fiscal year ended June 30, 2021 on or about September 30, 2021 to all stockholders of record entitled to vote at the Annual Meeting. Only stockholders who owned our common stock on September 13, 2021 are entitled to vote at the Annual Meeting.

What Does it Mean if I Receive More than one set of proxy materials?

If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please complete, sign, and return each proxy card to ensure that all of your shares are voted.

How do I attend the Annual Meeting?

The Annual Meeting will be held on November 10, 2021, at 9:00 a.m. Eastern Time in a virtual format online by accessing www.virtualshareholdermeeting.com/AMST2021. Information on how to vote in person at the Annual Meeting is discussed below.

Who is Entitled to Vote?

The board of directors has fixed the close of business on September 13, 2021 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. On the Record Date, there were 21,975,778 shares of common stock issued and outstanding. Each share of common stock represents one vote that may be voted on each proposal that may come before the Annual Meeting.

What is the Difference Between Holding Shares as a Record Holder and as a Beneficial Owner (Holding Shares in Street Name)?

If your shares are registered in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are the “record holder” of those shares. If you are a record holder, these proxy materials have been provided directly to you by the Company.

If your shares are held in a stock brokerage account, a bank or other holder of record, you are considered the “beneficial owner” of those shares held in “street name”. If your shares are held in street name, these proxy materials have been forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to instruct this organization on how to vote your shares. See “How Will my Shares be Voted if I Give No Specific Instruction?” below for information on how shares held in street name will be voted without instructions provided.

Who May Attend the Annual Meeting?

Only record holders and beneficial owners of our common stock, or their duly authorized proxies, may attend the Annual Meeting. If your shares of common stock are held in street name, you will need to provide a copy of a brokerage statement or other documentation reflecting your stock ownership as of the Record Date.

What am I Voting on?

There are two matters scheduled for a vote:

1.	Election of two Class I Directors to hold office until successors are duly elected and qualified or until the 2024 Annual Meeting of Stockholders; and

2.	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2021.

What if another matter is properly brought before the Annual Meeting?

The board of directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the person named in the accompanying proxy to vote on those matters in accordance with his best judgment.

How Do I Vote?

MAIL	INTERNET	PHONE	ONLINE AT THE MEETING

Mailing your signed proxy card or voter instruction card.	Using the Internet before the Meeting at: www.proxyvote.com	By calling: 1-800-690-6903	You can vote during the Meeting at: www.virtualshareholdermeeting.com/AMST2021

Stockholders of Record

If you are a registered stockholder, you may vote by mail, phone or online at the Annual Meeting by following the instructions above. You also may submit your proxy by mail by following the instructions included with your proxy card. The deadline for submitting your proxy by Internet is 11:59 p.m. Eastern Time on November 9, 2021. Our Board’s designated proxies, Ann Marie Sastry, Ph.D. and Matthew Kern, will vote your shares according to your instructions. If you attend the live webcast of the Annual Meeting, you also will be able to vote your shares electronically at the Annual Meeting up until the time the polls are closed.

Beneficial Owners of Shares Held in Street Name

If you are a street name holder, your broker or nominee firm is the legal, registered owner of the shares, and it may provide you with materials in connection with the Annual Meeting. Follow the instructions on the materials you receive to access our proxy materials and vote or to request a paper or email copy of our proxy materials. The materials include a voting instruction card so that you can instruct your broker or nominee how to vote your shares. Please check the voting instruction card or contact your broker or other nominee to determine whether you will be able to deliver your voting instructions by Internet in advance of the meeting and whether, or if you attend the live webcast of the Annual Meeting, if you will be able to vote your shares electronically at the meeting up until the time the polls are closed.

All shares entitled to vote and represented by a properly completed and executed proxy received before the Annual Meeting and not revoked will be voted at the Annual Meeting as instructed in a proxy delivered before the Annual Meeting. We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How Many Votes do I Have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the close of business on the Record Date.

Is My Vote Confidential?

Yes, your vote is confidential. Only the inspector of elections, individuals who help with processing and counting your votes and persons who need access for legal reasons will have access to your vote. This information will not be disclosed, except as required by law.

What Constitutes a Quorum?

To carry on business at the Annual Meeting, we must have a quorum. A quorum is present when a majority of the shares entitled to vote, as of the Record Date, are represented in person or by proxy. Thus, 21,975,778 shares must be represented in person or by proxy to have a quorum at the Annual Meeting. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. Shares owned by the Company are not considered outstanding or considered to be present at the Annual Meeting. If there is not a quorum at the Annual Meeting, either the chairperson of the Annual Meeting or our stockholders entitled to vote at the Annual Meeting may adjourn the Annual Meeting to a future date as allowed under applicable law.

How Will my Shares be Voted if I Give No Specific Instruction?

We must vote your shares as you have instructed. If there is a matter on which a stockholder of record has given no specific instruction but has authorized us generally to vote the shares, they will be voted as follows:

1.	“For” the election of two Class I Directors to hold office until successors are duly elected and qualified or until the 2024 Annual Meeting of Stockholders; and

2.	“For” the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2021.

This authorization would exist, for example, if a stockholder of record merely signs, dates and returns the proxy card but does not indicate how such shares are to be voted on one or more proposals. If other matters properly come before the Annual Meeting and you do not provide specific voting instructions, your shares will be voted at the discretion of Ann Marie Sastry, Ph.D. and Matthew Kern, the board of directors’ designated proxies.

If your shares are held in street name, see “What is a Broker Non-Vote?” below regarding the ability of banks, brokers and other such holders of record to vote the uninstructed shares of their customers or other beneficial owners in their discretion.

How are Votes Counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for the election of directors, “For”, “Withhold” and broker non-votes; and, with respect to the other proposals, votes “For” and “Against,” abstentions and broker non-votes. Broker non-votes will not be included in the tabulation of the voting results of any of the proposals and, therefore, will have no effect on such proposals.

What is a Broker Non-Vote?

A “broker non-vote” occurs when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a proposal because (1) the broker has not received voting instructions from the stockholder who beneficially owns the shares and (2) the broker lacks the authority to vote the shares at their discretion.

Our common stock is listed on The Nasdaq Capital Market. However, under current New York Stock Exchange (“NYSE”) rules and interpretations that govern broker non-votes: (i) Proposal No. 1 for the election of directors is considered a non-discretionary matter, and a broker will lack the authority to vote uninstructed shares at their discretion on such proposal, and (ii) Proposal No. 2 for the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm is considered a discretionary matter, and a broker will be permitted to exercise its discretion to vote uninstructed shares on the proposal. Because NYSE rules apply to all brokers that are members of the NYSE, this prohibition applies to the Annual Meeting even though our common stock is listed on The Nasdaq Capital Market.

What is an Abstention?

An abstention is a stockholder’s affirmative choice to decline to vote on a proposal. Under Delaware law, abstentions are counted as shares present and entitled to vote at the Annual Meeting. Generally, unless provided otherwise by applicable law, our Amended and Restated Bylaws (“Bylaws”) provide that an action of our stockholders (other than for the election of directors) is approved if a majority of the number of shares of stock entitled to vote thereon and present (either in person or by proxy) vote in favor of such action. Therefore, abstentions will have no effect with respect to Proposal 2.

How many votes are required to approve each proposal?

The table below summarizes the proposals that will be voted on, the vote required to approve each item, and how votes are counted:

Proposal	Votes Required	Voting Options	Impact of “Withhold” or “Abstain” Votes	Broker Discretionary Voting Allowed
Proposal No. 1: Election of Directors	The plurality of the votes cast. This means that the nominees receiving the highest number of affirmative “FOR” votes will be elected as directors.	“FOR” “WITHHOLD”	None(1)	No(3)

Proposal No. 2: Ratification of the Appointment of the Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions and broker non-votes) at the Annual Meeting by the holders entitled to vote thereon.	“FOR” “AGAINST” “ABSTAIN”	None(2)	Yes(4)

(1)	Votes that are “withheld” will have the same effect as an abstention and will not count as a vote “FOR” or “AGAINST” a director, because directors are elected by plurality voting.
(2)	A vote marked as an “Abstention” is not considered a vote cast and will, therefore, not affect the outcome of this proposal.
(3)	As this proposal is not considered a discretionary matter, brokers lack authority to exercise their discretion to vote uninstructed shares on this proposal.
(4)	As this proposal is considered a discretionary matter, brokers are permitted to exercise their discretion to vote uninstructed shares on this proposal.

What Are the Voting Procedures?

In voting by proxy with regard to the election of directors, you may vote in favor of all nominees, withhold your votes as to all nominees, or withhold your votes as to specific nominees. With regard to other proposals, you may vote in favor of or against the proposal, or you may abstain from voting on the proposal. You should specify your respective choices on the accompanying proxy card or your vote instruction form.

Is My Proxy Revocable?

You may revoke your proxy and reclaim your right to vote at any time before your proxy is voted by giving written notice to the Corporate Secretary of the Company by delivering a properly completed, later-dated proxy card or vote instruction form or by voting in person at the Annual Meeting. All written notices of revocation and other communications with respect to revocations of proxies should be addressed to: Amesite Inc., 607 Shelby Street, Suite 700 PMB 214, Detroit, Michigan 48226, Attention: Corporate Secretary. Your most current proxy card or Internet proxy is the one that will be counted.

Who is Paying for the Expenses Involved in Preparing and Mailing this Proxy Statement?

All of the expenses involved in preparing, assembling and mailing these proxy materials and all costs of soliciting proxies will be paid by us. In addition to the solicitation by mail, proxies may be solicited by our officers and other employees by telephone or in person. Such persons will receive no compensation for their services other than their regular salaries. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held of record by such persons, and we may reimburse such persons for reasonable out of pocket expenses incurred by them in forwarding solicitation materials. We have retained Carideo Group as our strategic stockholder advisor and proxy solicitation agent in connection with the solicitation of proxies for the Annual Meeting. If you have any questions or require any assistance with completing your proxy, please contact Carideo Group by telephone at 952-426-0479, or by email at info@carideogroup.com.

Do I Have Dissenters’ Rights of Appraisal?

Stockholders do not have appraisal rights under Delaware law or under Amesite’s governing documents with respect to the matters to be voted upon at the Annual Meeting.

How can I Find out the Results of the Voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be disclosed in a Current Report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K with the SEC within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an amended Form 8-K to publish the final results.

PROPOSAL 1:

ELECTION OF DIRECTORS

Board Size and Structure

Our Certificate of Incorporation, as amended (“Certificate of Incorporation”), and our Bylaws provide that our business is to be managed under the direction of our board of directors. Our board of directors is required to consist of not less than one director.

Our board of directors currently consists of seven directors. Our Certificate of Incorporation provides that the number of directors on our board of directors shall be fixed exclusively by resolution adopted by our board of directors. The board of directors, by resolution adopted at a meeting of the board of directors held on November 23, 2020, set the number of directors at 7, effective on the date of the Annual Meeting. The directors shall be divided into three classes, designated as Class I, Class II and Class III, as nearly equal in number as possible. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board. At the Annual Meeting, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the 2022 annual meeting of stockholders, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the 2023 annual meeting of stockholders, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting. Each director shall serve until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director. Our board of directors met 9 times during the year ended June 30, 2021. All members of our board of directors attended at least 75% of board and applicable committee meetings during the year ended June 30, 2021.

When considering whether directors have the experience, qualifications, attributes or skills, taken as a whole, to enable our board of directors to satisfy its oversight responsibilities effectively in light of our business and structure, the board of directors focuses primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth below. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business.

Except as otherwise provided by the DGCL, pursuant to our Certificate of Incorporation and Bylaws, the board of directors or any individual director may be removed from office only for cause at a meeting of stockholders called for that purpose, by the affirmative vote of the holders of at least at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all the then outstanding shares of voting stock of the Corporation entitled to vote at an election of directors, voting together as a single class.

Nominees for Election

J. Michael Losh and Richard T. Ogawa have been nominated by the board of directors to stand for election at the Annual Meeting. If elected by the stockholders at the Annual Meeting, Messrs. Losh and Ogawa will serve for a term expiring at the annual meeting to be held in 2024 (the “2024 Annual Meeting”) and the election and qualification of their successors or until their earlier death, resignation or removal.

Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve. If, however, prior to the Annual Meeting, the board of directors should learn that any nominee will be unable to serve for any reason, the proxies that otherwise would have been voted for this nominee will be voted for a substitute nominee as selected by the board of directors. Alternatively, the proxies, at the discretion of the board of directors, may be voted for that fewer number of nominees as results from the inability of any nominee to serve. The board of directors has no reason to believe that any nominee will be unable to serve.

Information About Board Nominees

The following pages contain certain biographical information for the nominees for director, including all positions currently held, their principal occupation and business experience for the past five years, and the names of other publicly-held companies of which such nominee currently serves as a director or has served as a director during the past five years.

J. Michael Losh, 75, has served as a member of our board of directors since February 2018. Mr. Losh served as the Chief Financial Officer at Cardinal Health from July 2004 to May 2005. Mr. Losh was with General Motors from 1964 to 2000. He served as the Chief Financial Officer and Executive Vice President of General Motors Corp., from July 1994 to August 2000. He is a Director at Aon PLC (NYSE: AON) (2003-present) and a Director at Cardinal Health Inc. (NYSE: CAH) (1996 to 2009 and 2018 to present). Mr. Losh has served as a director of AMB Corp., Care Fusion Inc., Electronic Data Systems Corp., Delphi Automotive Systems Corp., Hughes Electronics, Quaker Oats Company, TRW Automotive Inc., HB Fuller Co, and Prologis, Inc. He served as Chairman of the boards of GMAC, Metaldyne Corp, and Masco Corp. (NYSE: MAS). Mr. Losh holds a B.S. in Mechanical Engineering from Kettering University and an M.B.A. from Harvard University. We believe that Mr. Losh’s public company experience qualifies him to serve on our board of directors.

Richard T. Ogawa, 58, has served as a member of our board of directors since February 2018.  He is also a member of the board of directors of Odyssey Semiconductor Technologies, Inc.  Mr. Ogawa is the founder and owner of Ogawa Professional Corporation, his own law firm, focusing on venture backed startup companies.  He served as General Counsel at Inphi Corporation since 2013 until April 2021, responsible for overseeing legal matters as well as corporate, intellectual property, and government affairs. Mr. Ogawa is a Registered United States Patent Attorney and a Member of the California State Bar with more than 25 years of experience specializing in technology companies. Prior to Inphi, he was a Partner at Townsend and Townsend, a law firm focused on intellectual property.  He was General Counsel for Soraa Laser Diode, Inc., a venture funded company by Khosla Ventures, and was General Counsel for MCube, Inc. a venture funded company by Kleiner Perkins Caufield & Byers. He has also held a variety of engineering and management positions at NEC Electronics. He is a Charter Member of the Indus Entrepreneur Group (TIE) and had been a member of the boards of the Asian Law Alliance, American Intellectual Property Law Association, and others. Mr. Ogawa also served as a Partner Member for Technology Group 2800 of the United States Patent and Trademark Office. He received a B.S. in Chemical Engineering from the University of California, Davis in 1984, and a J.D. from McGeorge School of Law, University of Pacific in 1991. We believe that Mr. Ogawa’s experience as an attorney and his patent expertise qualifies him to serve on our board of directors.

Information About Our Non-Employee Board Members Not Currently up for Election

The following pages contain certain biographical information for non-employee directors not currently up for election, including all positions currently held, their principal occupation and business experience for the past five years, and the names of other publicly-held companies of which such nominee currently serves as a director or has served as a director during the past five years.

Anthony M. Barkett - Director

Mr. Barkett has served as a member of our Board of Directors since February 2018. Mr. Barkett is a California-based real estate developer. He holds Bachelor of Arts degrees in Economics and Political Science from the University of California at Los Angeles, as well as a Juris Doctor degree from the University of the Pacific, McGeorge School of Law. Mr. Barkett practiced law from 1994-2003 specializing in land use, affordable housing and government relations. He is currently the managing member of several limited liability companies which developed and now own and manage commercial real estate in California, Arizona and Hawaii. He is the managing member of Oliveto, LLC which farms and manages olive and walnut orchards in Linden, CA. He is the CEO of Trinity Solar and managing member of Affordable Energy Partners, LLC which built and still owns and manages solar systems throughout CA. In 2013 he was appointed by Governor Jerry Brown to the California Citizens Compensation Commission, a State commission that sets compensation for the legislature. He is a Board member and has been for 17 years of the Downtown Stockton Alliance which is a property owner based 501(c)(3) organized to promote and restore downtown Stockton. He is also a political consultant for Stockton East Water District and has held this position for 20 years. In 2016, he was a co-founder of Ready to Work a 501(c)(3) corporation formed to help homeless and previously incarcerated men get paid work, job training and permanent housing. Additionally, Mr. Barkett was appointed as a Commissioner to the Port of Stockton and is also a Board member of Aspire Public Schools. We believe that Mr. Barkett’s non-profit experience qualifies him to serve on our Board of Directors.

Barbie Brewer - Director

Ms. Brewer has served as a member of our Board of Directors since July 2019. Ms. Brewer has been the Chief People Officer of ClickUp, Inc., since July 2021. From May 2017 to present, Ms. Brewer has also been the founder and CEO of TNT Consulting LLC, a consulting firm that advises early-stage growth companies. From September 2017 to February, 2019, Ms. Brewer was the Chief Culture Officer of GitLab Inc., an information technology and services company that uses open-source software to create a single application that covers the entire DevOps lifecycle. From 2011 through 2017, Ms. Brewer served as the Vice President of Human Resources at Netflix, where she led human resources for Netflix’s product innovation, engineering/development, business development and digital supply chain organizations, managing a team that supported over 1,500 employees. Prior thereto, from April 2008 to January 2011, Ms. Brewer worked as a Vice President of Human Resources at Sportvision, a leading provider in sports entertainment products and data solutions. From 2000 through 2007, Ms. Brewer worked at Cisco as the Human Resources Manager. She also has certifications in Situational Leadership and Project Management. Ms. Brewer received a bachelor’s degree in communications and business from Santa Clara University, where she graduated Magna Cum Laude. She also holds a master’s degree in Human Resource Management from George Washington University. We believe that Ms. Brewer’s management experience qualifies her to serve on our Board of Directors.

Gilbert S. Omenn, M.D., Ph.D. - Director

Dr. Omenn has served as a member of our Board of Directors since March 2020. Prior to his appointment as a member of the Board of Directors, Dr. Omenn served on our Board of Advisors. Dr. Omenn is the Harold T. Shapiro Distinguished University Professor of Computational Medicine & Bioinformatics, Internal Medicine, Human Genetics, and Public Health at the University of Michigan. Dr. Omenn brings decades of public-company Board experience, including 27 years with Amgen, Inc, (NASDAQ: AMGN) and 22 years with Rohm & Haas Company. He was Dean of the University of Washington School of Public Health & Community Medicine (1982-1997) and then Executive Vice President for Medical Affairs at the University of Michigan and CEO of the UM Health System (1997-2002). In addition, he was a White House Fellow at the Atomic Energy Commission (1973-1974), Associate Director of the White House Office of Science & Technology Policy and the Office of Management and Budget (1977-1981), on the advisory council for the AAAS “Project 2061: Science for all Americans” (1986-1996), chair of the Presidential/Congressional Commission on Risk Assessment & Risk Management (1994-1997), President of the American Association for the Advancement of Science (AAAS, 2006), member of the Scientific Management Review Board for the NIH (2012-2014), member of the Council of the National Academy of Medicine (NAM, 2015-2017), and currently a member of the Policy & Global Affairs Committee of the National Academies. He is a director of Angion Biomedica and of Galectin Therapeutics. We believe that Dr. Omenn’s public company, academic, and healthcare experience qualifies him to serve on our Board of Directors.

George Parmer. - Director

George Parmer has served as a member of our Board of Directors since November 2020. George sits on the board of Linkbancorp, Inc., is the Chairman of the Board of Trustees at Messiah University in Pennsylvania. He is the founder and president of residential home building and development company Fine Line Homes, which has developments along the east coast from New York to North Carolina. He is also the founder and president of nationwide company Residential Warranty Corporation and three insurance companies located in Colorado, Pennsylvania, and Texas.

Information Concerning the Board and Corporate Governance

Board Leadership Structure

Ann Marie Sastry, Ph.D. has served as our President, Chief Executive Officer and Chairman of the board of directors since our incorporation in November 2017. We believe that this structure is the most effective structure for us and our stockholders at this time because it provides the most effective governance framework and allows our Company to benefit from Dr. Sastry’s experience and knowledge as a domain expert and successful leader in both academia and business. She brings both executive and operational experience gained in running the Company to effectively and efficiently lead our Board. As Dr. Sastry has experience with advising boards of directors and senior management with respect to management and other business aspects, she is particularly well-suited to serve as Chairman.

We recognize that different board leadership structures may be appropriate for companies in different situations. We will continue to re-examine our corporate governance policies and leadership structures on an ongoing basis to ensure that they continue to meet the Company’s needs.

Role in Risk Oversight

Management is responsible for managing the risks that we face. The board of directors is responsible for overseeing management’s approach to risk management that is designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value. The involvement of the full board of directors in reviewing our strategic objectives and plans is a key part of the board of directors’ assessment of management’s approach and tolerance to risk. A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for us. In setting our business strategy, our board of directors assesses the various risks being mitigated by management and determines what constitutes an appropriate level of risk for us.

Stockholder Communications to the Board of Directors

Stockholders wishing to submit written communications directly to the board of directors should send their communications to Secretary, Amesite Inc., 607 Shelby Street, Suite 700 PMB 214. All stockholder communications will be considered by the independent members of our board of directors. Items that are unrelated to the duties and responsibilities of the board of directors may be excluded, such as:

●	junk mail and mass mailings;

●	resumes and other forms of job inquiries;

●	surveys; and

●	solicitations or advertisements.

In addition, any material that is unduly hostile, threatening, or illegal in nature may be excluded, provided that any communication that is filtered out will be made available to any independent director upon request.

Director or Officer Involvement in Certain Legal Proceedings

Except as set forth herein, the Company’s directors and executive officers were not involved in any legal proceedings described in Item 401(f) of Regulation S-K in the past ten years.

Directors and Officers Liability Insurance

The Company has directors’ and officers’ liability insurance insuring its directors and officers against liability for acts or omissions in their capacities as directors or officers, subject to certain exclusions. Such insurance also insures the Company against losses, which it may incur in indemnifying its officers and directors. In addition, officers and directors also have indemnification rights under applicable laws, and the Company’s Certificate of Incorporation and Bylaws.

Director Independence

The listing rules of The Nasdaq Capital Market require that independent directors must comprise a majority of a listed company’s board of directors. In addition, the rules of The Nasdaq Capital Market require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and governance committees be independent. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Under the rules of The Nasdaq Capital Market, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

The Company’s board of directors has undertaken a review of the independence of the Company’s directors and director nominees and considered whether any director has a material relationship that could compromise their ability to exercise independent judgment in carrying out their responsibilities. Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, the board of directors has determined that each of Anthony M. Barkett, Barbie Brewer, J. Michael Losh and Gilbert S. Omenn, M.D., Ph.D., currently representing four of the Company’s seven directors, are “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing standards of The Nasdaq Capital Market. In making these determinations, the board of directors considered the current and prior relationships that each non-employee director has with the Company and all other facts and circumstances the board of directors deemed relevant in determining their independence, including the beneficial ownership of the Company’s capital stock by each non-employee director, and any transactions involving them described in the section captioned “Certain Relationships and Related Transactions and Director Independence”.

Prohibited Transactions

Directors and executive officers may not hedge Company securities and, subject to limited exceptions, may not pledge Company securities as collateral for any loan. Other restrictions are detailed in the Company’s Insider Trading Compliance Program which is available at https://d1io3yog0oux5.cloudfront.net/_0050f08b5179571e3b872 206373e2eeb/amesite/db/446/3733/file/AMST+Insider+Trading+Compliance+Program.pdf.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers and beneficial owners of more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC. Based solely on copies of these reports provided to us and written representations that no other reports were required, we believe that these persons timely met all of the applicable Section 16(a) filing requirements during the fiscal year ended June 30, 2021, with the exception of the following: (i) Matthew Kern had one late report on Form 4 which covered one transaction.

Board Committees

In September 2020, the board of directors established an audit, compensation, and nominating and corporate governance committees, each of which are comprised of the members and have the responsibilities described below. Each of the below committees has a written charter approved by the Company’s board of directors, which are available on the Company’s websites. Each of the committees reports to the Company’s board of directors as such committee deems appropriate and as the Company’s board of directors may request.

The composition and functions of each committee are described below.

Name	Independent	Audit	Compensation	Nominating and Corporate Governance (1)
Anthony M. Barkett	X	X	X	X
Barbie Brewer	X		X*	X
J. Michael Losh	X	X*		X
Gilbert S. Omenn, M.D., Ph.D.	X	X	X	X

*	Chairperson of the committee
(1)	Our independent directors perform the Nominating and Corporate Governance function.

Audit Committee

The audit committee is currently comprised of Anthony M. Barkett, J. Michael Losh and Gilbert S. Omenn, M.D., Ph.D.. Mr. Losh serves as the chairperson of the audit committee. The Company’s board of directors has determined that each member of the audit committee meets the requirements for independence and financial literacy under the applicable rules and regulations of the SEC and the listing standards of The Nasdaq Capital Market. The Company’s board of directors has also determined that Mr. Losh is an “audit committee financial expert” as defined in the rules of the SEC and has the requisite financial sophistication as defined under the listing standards of The Nasdaq Capital Market. The responsibilities of the audit committee include, among other things:

●	selecting and hiring the independent registered public accounting firm to audit the Company’s financial statements;

●	overseeing the performance of the independent registered public accounting firm and taking those actions as it deems necessary to satisfy itself that the accountants are independent of management;

●	reviewing financial statements and discussing with management and the independent registered public accounting firm the Company’s annual audited and quarterly financial statements, the results of the independent audit and the quarterly reviews, and the reports and certifications regarding internal control over financial reporting and disclosure controls;

●	preparing the audit committee report that the SEC requires to be included in the Company’s annual proxy statement;

●	reviewing the adequacy and effectiveness of the Company’s internal controls and disclosure controls and procedures, as may be required;

●	overseeing the Company’s policies on risk assessment and risk management, including risk related to cybersecurity;

●	reviewing related party transactions; and

●	approving or, as required, pre-approving, all audit and all permissible non-audit services and fees to be performed by the independent registered public accounting firm.

The Company’s audit committee operates under a written charter which satisfies the applicable rules and regulations of the SEC and the listing standards of The Nasdaq Capital Market. The audit committee met four times during the year ended June 30, 2021.

Compensation Committee

The Company’s compensation committee is currently comprised of Anthony M. Barkett, Barbie Brewer and Gilbert S. Omenn, M.D., Ph.D. Ms. Brewer serves as the chairperson of the compensation committee. The Company’s board of directors has determined that each member of the compensation committee meets the requirements for independence under the applicable rules and regulations of the SEC and listing standards of The Nasdaq Capital Market. Each member of the compensation committee is a non-employee director as defined in Rule 16b-3 promulgated under the Exchange Act. The purpose of the compensation committee is to oversee the Company’s compensation policies, plans and benefit programs and to discharge the responsibilities of the Company’s board of directors relating to compensation of its executive officers. The responsibilities of the compensation committee include, among other things:

●	reviewing and approving or recommending to the board of directors for approval compensation of the Company’s executive officers;

●	reviewing and recommending to the board of directors for approval the compensation of directors;

●	overseeing the Company’s overall compensation philosophy and compensation policies, plans and benefit programs for service providers, including the Company’s executive officers;

●	reviewing, approving and making recommendations to the Company’s board of directors regarding incentive compensation and equity plans; and

●	administering the Company’s equity compensation plans.

The compensation committee met one time during the year ended June 30, 2021. In addition, the Company engaged Willis Towers Watson to serve as a compensation consultant in fiscal year 2021, and to advise on executive and director compensation. Any recommendations from Willis Towers Watson will not be implemented until at least fiscal year 2022, if at all, as such recommendations will apply to fiscal year 2022 compensation. The engagement of Willis Towers Watson did not raise any conflicts of interest.

Nominating and Corporate Governance

The independent directors of the Company’s board of directors are responsible for reviewing, on an annual basis, the appropriate characteristics, skills and experience required for the board of directors as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the independent director of the Company’s board of directors, in recommending candidates for election, and the board of directors, in approving (and, in the case of vacancies, appointing) such candidates, considers many factors, including the following:

●	diversity of personal and professional background, perspective and experience;

●	personal and professional integrity, ethics and values;

●	experience in corporate management, operations or finance, such as serving as an officer or former officer of a publicly held company, and a general understanding of marketing, finance and other elements relevant to the success of a publicly-traded company in today’s business environment;

●	experience relevant to the Company’s industry and with relevant social policy concerns;

●	experience as a board member or executive officer of another publicly held company;

●	relevant academic expertise or other proficiency in an area of the Company’s operations;

●	practical and mature business judgment, including ability to make independent analytical inquiries;

●	promotion of a diversity of business or career experience relevant to the Company’s success; and

●	any other relevant qualifications, attributes or skills.

Currently, the independent directors evaluate each individual in the context of the board of directors as a whole, with the objective of assembling a group that can best maximize the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.

Compensation Committee Interlocks and Insider Participation

None of the Company’s executive officers serves, or in the past has served, as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of the Company’s board of directors or its compensation committee. None of the members of the Company’s compensation committee is, or has ever been, an officer or employee of the Company.

Code of Business Conduct and Ethics

The Company’s board of directors adopted a code of business conduct and ethics applicable to its employees, directors and officers, in accordance with applicable U.S. federal securities laws and the corporate governance rules of The Nasdaq Capital Market. The code of business conduct and ethics is publicly available on the Company’s website. Any substantive amendments or waivers of the code of business conduct and ethics may be made only by the Company’s board of directors and will be promptly disclosed as required by applicable U.S. federal securities laws and the corporate governance rules of The Nasdaq Capital Market.

Corporate Governance Guidelines

The Company’s board of directors has adopted corporate governance guidelines in accordance with the corporate governance rules of The Nasdaq Capital Market.

Director Compensation

The Company accrued or paid compensation to its directors for serving in such capacity, as shown in the table below. The Company is not aware of any agreements or arrangements between any director or nominee for director, and any person or entity other than the Company, relating to compensation or other payment in connection with such person’s candidacy or service as a director of the Company.

Director	Fiscal Year	Fees Earned or Paid in Cash	Stock Awards	Option Awards (1)		Non-Equity Incentive Plan Compensation	Non-Qualified Deferred Compensation Earnings	Total
Ann Marie Sastry, Ph.D.	2021	$-	$-	$-		$-	$-	$-

Anthony M. Barkett	2021	$-	$-	$176,548	(2)	$-	$-	$176,548

Barbie Brewer	2021	$-	$-	$216,598	(3)	$-	$-	$216,598

J. Michael Losh	2021	$-	$-	$216,598	(4)	$-	$-	$216,598

Richard T. Ogawa	2021	$-	$-	$149,848	(5)	$-	$-	$149,848

Gilbert S. Omenn, M.D., Ph.D.	2021	$-	$-	$176,548	(6)	$-	$-	$176,548

George Parmer	2021	$-	$-	$90,962		$-	$-	$90,962

(1) Amounts shown in this column do not reflect dollar amounts actually received. Instead, these amounts represent the aggregate grant date fair value of stock option awards determined in accordance with FASB ASC Topic 718. The assumptions used in the valuation of these awards are set forth in the notes to our financial statements, which are included in our Annual Report on Form 10-K, filed with the SEC on September 10, 2021.

(2) As of June 30, 2021, Anthony Barkett had 327,917 option awards outstanding.

(3) As of June 30, 2021, Barbie Brewer had 300,000 option awards outstanding.

(4) As of June 30, 2021, Michael Losh had 409,375 option awards outstanding.

(5) As of June 30, 2021, Richard Ogawa had 626,041 option awards outstanding.

(6) As of June 30, 2021, Gilbert S. Omenn had 216,458 option awards outstanding.

On May 22, 2021, the board of directors adopted a director compensation program for the Company’s independent directors consisting of equity compensation, beginning in fiscal year 2021. Directors who are also officers do not receive any additional compensation for serving on any board committees. These programs consist of the following equity compensation for independent directors:

Cash Compensation

There was no cash compensation paid to directors in fiscal year 2021.

Equity Compensation

●	Annual grant for board service – 10-year stock option to purchase 150,000 shares of the Company’s common stock granted on the earlier of the date of the Company’s annual meeting of stockholders or the last business day of the month ending June 30, vesting March 31, 2031.

●	Annual grant for committee chair service – 10-year stock option to purchase 75,000 shares of the Company’s common stock granted on the earlier of the date of the Company’s annual meeting of stockholders or the last business day of the month ending June 30, vesting March 31, 2031.

●	Annual grant for committee service – 10-year stock option to purchase 30,000 shares of the Company’s common stock granted on the earlier of the date of the Company’s annual meeting of stockholders or the last business day of the month ending June 30, vesting March 31, 2031. Directors serving as a committee chair do not receive a grant for service on respective committee.

For fiscal 2021, all stock option awards issued to members of the Company’s board of directors had an exercise price of $2.00 per share.

On September 29, 2021, the board of directors approved changes to our director compensation program for fiscal year 2022 and beyond. The board instituted an annual cash retainer for our directors in an amount of $48,000, provided cash retainer for our Chairman and Audit Committee chair shall also contain an additional retainer of $7,500 and $10,000, respectively. In addition, our directors will receive an annual $100,000 restricted stock unit grant, which will vest on the one-year anniversary of grant. Finally, our board of directors adopt a Deferred Compensation Plan for our non-employee directors pursuant directors may defer a portion of their cash compensation into restricted stock units which will be payable to them on the earlier of, their departure from the board or a change in control.

Required Vote for Approval

A plurality of the votes cast at the Annual Meeting is required to elect a nominee as a director.

Board Recommendation

The board of directors unanimously recommends a vote “FOR” the election of J. Michael Losh and Richard T. Ogawa as directors of the Company.

PROPOSAL 2:

RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our board of directors has selected Deloitte & Touche LLP (“Deloitte”) to audit our consolidated financial statements for the fiscal year ending June 30, 2022. Deloitte has audited our consolidated financial statements since the Company’s fiscal year ended June 30, 2017. A representative of Deloitte is expected to be available at the Annual Meeting and will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

Although stockholder approval of the selection of Deloitte is not required by law, our board of directors believes it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the board of directors may reconsider its selection of Deloitte.

Fees of Independent Registered Public Accounting Firm

Deloitte acted as the Company’s independent registered public accounting firm for the years ended June 30, 2021 and 2020 and for the interim periods in such fiscal years. The following table shows the fees that were incurred by the Company for audit and other services provided by Deloitte for the years ended June 30, 2021 and 2020.

	Years Ended June 30,
	2021	2020
Audit Fees (a)	$140,000	$110,000
Audit-Related Fees (b)	$2,533	-
Tax Fees (c)	-	-
Other Fees (d)	$53,000	$104,000
Total	$195,533	$214,000

(a)	Audit fees include fees for professional services provided in connection with the audit of the Company’s annual financial statements and the review of its financial statements included in the Company’s Quarterly Reports on Form 10-Q and services that are normally provided by the independent registered accounting firm for statutory and regulatory filings or engagements in the indicated fiscal year.

(b)	Audit-related include the fees for assurance and related services by the independent registered accounting firm that are reasonably related to the performance of the audit or review of the company’s financial statements.

(c)	Tax fees represent fees for professional services related to tax compliance, tax advice and tax planning.

(d)	Other fees represent fees for any other products and services provided by the independent registered accounting firm, including those related to our filing of certain registration statements.

Pre-Approval Policies and Procedures

All audit related services rendered by Deloitte were pre-approved by the Company’s board of directors. The board of directors has adopted a pre-approval policy that provides for the pre-approval of all services performed for the Company by its independent registered public accounting firm. Our independent registered public accounting firm and management are required to periodically report to the board of directors regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.

Interests of Officers and Directors in this Proposal

Our officers and directors do not have any substantial interest, direct or indirect, in this proposal.

Required Vote of Stockholders

The affirmative vote of a majority of the votes cast at the Annual Meeting is required to ratify the appointment of the independent registered public accounting firm.

Board Recommendation

The board of directors unanimously recommends a vote “FOR” the ratification of the appointment of Deloitte as our independent registered public accounting firm.

AUDIT COMMITTEE REPORT

The following Audit Committee Report shall not be deemed to be “soliciting material,” deemed “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act. Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act that might incorporate by reference future filings, including this Proxy Statement, in whole or in part, the following Audit Committee Report shall not be incorporated by reference into any such filings.

We have reviewed and discussed the Company’s audited consolidated financial statements as of and for the fiscal year ended June 30, 2021 with management and with the Company’s independent registered public accounting firm, Deloitte & Touche LLP (“Deloitte”).

We have discussed with Deloitte the matters required to be discussed pursuant to Public Company Accounting Oversight Board (the “PCAOB”) Auditing Standard No. 1301 (Communications with Audit Committees).

We have received the written disclosures and the letter from Deloitte required by applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence, and we have discussed with Deloitte such firm’s independence from management and the Company.

Based on the review and discussions referred to above, we recommended to the Board of Directors that the audited consolidated financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2021, for filing with the SEC.

The Audit Committee is comprised of three independent directors (as defined under Nasdaq Listing Rule 5605(a)(2)): J. Michael Losh, Anthony M. Barkett, and Gilbert S. Omenn, M.D., Ph.D. The Audit Committee operates under a written charter, which is available on our website at https://ir.amesite.com/corporate-governance/governance-documents.

Submitted by the Audit Committee

J. Michael Losh – Chairman
Anthony M. Barkett
Gilbert S. Omenn, M.D., Ph.D.

EXECUTIVE OFFICERS

The table below identifies and sets forth certain biographical and other information regarding our executive officers as of date of this proxy statement. There are no family relationships among any of our executive officers or directors.

Name	Age	Position(s)

Ann Marie Sastry, Ph.D.	54	President, Chief Executive Officer, and Chairman of the Board

Matthew Kern	36	Chief Financial Officer

Ann Marie Sastry, Ph.D. - President, Chief Executive Officer and Chairman of the board of directors

Dr. Sastry has been our President, Chief Executive Officer, and Chairman since our incorporation in November 2017. From April 2008 to October 2015, Dr. Sastry served as the President, Chief Executive Officer, member of the board of directors and co-founder of Sakti3, recognized as one of the Massachusetts Institute of Technology’s 50 Smartest Companies in 2015. Backed by a global team of venture capitalists Sakti3 was sold to Dyson Ltd. in 2015 for $90 million. Dr. Sastry was invited to the White House in 2015 to be recognized for her technology entrepreneurship, and meet with President Barack Obama. From October 2015 to November 2017, Dr. Sastry continued on with Dyson as head of the global solid state battery team, focusing on technology strategy and advancement, staff and organizational growth, and partnership development. Her technology and business work have been featured in the Wall Street Journal, Fortune, Forbes, the Economist, USA Today, the New York Times and on the cover of Inc.

Prior to starting her companies, Dr. Sastry was a professor of engineering at the University of Michigan (UM). Dr. Sastry was named an Arthur F. Thurnau Professor (UM’s highest teaching honor) in 2008. Tenured and promoted early, Sastry was recognized with some of the highest honors in her scientific fields over her 17 year academic career, including the ASME Frank Kreith Energy Award (2011) and NSF’s Presidential Early Career Award for Scientists and Engineers (1997). She founded two academic research centers in intracellular signaling (Keck Foundation) and advanced automotive batteries (GM/Department of Energy), and a global graduate program in Energy Systems Engineering. She has co-authored over 100 publications and 100 patents and filings, and has delivered over 100 invited lectures and seminars globally on a range of scientific and technology topics, spanning mathematics, physics, bioscience and battery technology. Sastry is active in philanthropy and business mentorship, with a focus on education and poverty alleviation. She holds Ph.D. and M.S. degrees from Cornell University, and a B.S. degree from the University of Delaware, all in mechanical engineering. We believe that Dr. Sastry’s experience working with successful companies and her experience in education qualifies her to serve on our board of directors.

Matthew Kern - Chief Financial Officer

Matthew Kern has served as our Chief Financial Officer since February 2021. Prior to joining the Company, from April 2012 to February 2021, Mr. Kern was employed by Blackbaud, a cloud software company, where he was most recently the Director of Financial Planning and Analysis. Mr. Kern earned his B.S. in Financial Management from Clemson University and his Master’s Degree in Business Administration from Indiana University–Kelley School of Business.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the total compensation paid or accrued during the fiscal years ended June 30, 2021 and 2020 to (i) our Chief Executive Officer, and (ii) the two most highly compensated individuals who were not serving as executive officers as of June 30, 2021 (we refer to these individuals as the “Named Executive Officers”).

Executive	Year	Salary	Bonus	Stock Awards	Option Awards (1)	Non-Equity Incentive Plan Compensation (2)	Nonqualified Deferred Compensation Earnings	Total
Ann Marie Sastry, Ph.D., Chief Executive Officer	2021	$500,549	$-	$-	$-	$150,000	-	$650,549
	2020	$350,000	$-	$-	$442,680	$200,000	-	$992,680
Matthew Kern, Chief Financial Officer (3)	2021	$53,304	$-	$-	$108,996	$14,027	-	$176,297

(1)	Amounts shown in this column do not reflect dollar amounts actually received. Instead, these amounts represent the aggregate grant date fair value of stock option awards determined in accordance with FASB ASC Topic 718. The assumptions used in the valuation of these awards are set forth in the notes to our financial statements, which are included in our Annual Report on Form 10-K, filed with the SEC on September 10, 2021. Represents a grant of 525,000 options to purchase common stock made to Dr. Sastry pursuant to Dr. Sastry’s Executive Agreement, dated June 1, 2020. These options have an exercise price of $2.00 per share and vest annually in equal amounts over a period of two (2) years, with 50% shares vesting on the one-year anniversary of the date of grant and the remaining 50% shares vesting on the two-year anniversary of the date of grant. Mr. Kern received two different awards in 2021. Upon joining the Company, he received 30,000 options with an exercise price of $5.50 per share and vest over a period of two (2) years, with 50% shares vesting on the one-year anniversary of the date of grant and the remaining 50% vesting over the next twelve (12) months in twelve (12) equal installments. Mr. Kern received an additional award on May 13, 2021 of 40,000 options with an exercise price of $2.19 per share and vest over a period of four (4) years, with 25% shares vesting on the one-year anniversary of the date of grant and the remaining 75% vesting over the next thirty-six (36) months in thirty-six (36) equal installments.

(2)	The amounts represent annual cash performance-based bonuses earned by our named executive officers pursuant to the achievement of certain Company and individual performance objectives in the fiscal year under the FY2021 Bonus Plan. See “FY2021 Bonus Plan” below.

(3)	Mr. Kern was appointed as the Company’s Chief Financial Officer in February 2021, and thus has no compensation reportable for fiscal year 2020.

Employment Agreements

Ann Marie Sastry, Chief Executive Officer

On April 27, 2018 Amesite Parent entered into an Executive Employment Agreement with Dr. Sastry (the “Sastry Employment Agreement”). Pursuant to the terms of the Sastry Employment Agreement, Dr. Sastry is entitled to a $350,000 base salary to be paid in accordance with our regularly established payroll practice. Additionally, Dr. Sastry received a bonus of $200,000 for the year ended June 30, 2019 based upon achievement of certain performance milestones (with determination of achievement of such milestones approved by the Compensation Committee of our Board). Dr. Sastry is also eligible to receive other customary benefits, including paid time off, health insurance, and other benefits. Dr. Sastry’s base salary is reviewed periodically by our Board and adjustments may be made upon the recommendations of the Compensation Committee.

Except in situations where the employment of Dr. Sastry is terminated for “Cause” (as that term is defined in the Sastry Employment Agreement) or by death, in the event that the we terminate Dr. Sastry’s employment at any time, Dr. Sastry will receive (i) an amount equal to twelve (12) months of the her then-current base salary, payable in the form of salary continuation (“Severance” and such period, the “Severance Period”) and (ii) if Dr. Sastry timely elects COBRA continuation coverage, the Company will pay the cost of continuation coverage for Dr. Sastry and her eligible family members under the our group health plan until the earlier of (a) the end of the Severance Period, and (b) the date Dr. Sastry becomes covered under another employer’s group health plan. Dr. Sastry’s eligibility for Severance is conditioned on Dr. Sastry having first signed a release agreement with us. Executive shall not be entitled to any Severance if Dr. Sastry’s employment is terminated for Cause or by death or if Dr. Sastry’s employment is terminated by Dr. Sastry without Good Reason (as defined in the Sastry Employment Agreement).

We entered into an Executive Agreement, effective June 1, 2020, with Dr. Sastry regarding her continued service as our Chief Executive Officer (the “May 2020 Sastry Agreement”). This agreement replaces and supersedes the Sastry Employment Agreement. Pursuant to the terms of the May 2020 Sastry Employment Agreement, Dr. Sastry is entitled to a $350,000 base salary (the “Base Salary”) to be paid in accordance with our regularly established payroll practice, and subject to increase to $550,000 per year upon completion of this offering. Additionally, Dr. Sastry received 525,000 options to purchase our common stock, and is entitled to receive additional grants of options each successive year she serves as Chief Executive Officer based on her Base Salary. Dr. Sastry is also eligible to earn an annual bonus of up to $300,000, based on the achievement of certain performance-based milestones for each fiscal year mutually agreed upon by our board of directors and/or our Compensation Committee and Dr. Sastry.

Dr. Sastry is also eligible to receive other customary benefits offered by the Company to its senior executives and directors, including paid time off, retirement benefits, health insurance, life insurance and other benefits. Dr. Sastry’s base salary is reviewed periodically by our Board and adjustments may be made upon the recommendations of the Compensation Committee.

Rick DiBartolomeo, Former Chief Financial Officer

In connection with the appointment of Mr. DiBartolomeo as Chief Financial Officer, Amesite Parent and Mr. DiBartolomeo entered into a consulting agreement, effective November 12, 2018 (the “Consulting Agreement”), pursuant to which Mr. DiBartolomeo will received a flat rate of $5,000 per month for his services. On April 20, 2020, the Compensation Committee of Amesite Parent’s board of directors increased Mr. DiBartolomeo’s compensation to $7,500 per month. Under the terms of the Consulting Agreement, the Company engaged Mr. DiBartolomeo as an independent contractor to perform certain services, including but not limited to, serving as the Company’s Chief Financial Officer and performing services normally provided by a chief financial officer. The engagement of Mr. DiBartolomeo pursuant to the Consulting Agreement will continued until the earlier of (i) the final completion of his Services (as such term is defined in the Consulting Agreement), or (ii) the termination of the Consulting Agreement as provided in the Consulting Agreement. Each party to the Consulting Agreement could terminate such agreement upon providing 21 days’ prior written notice of such termination to the other party. In addition, the Company could terminate the Consulting Agreement immediately and without prior notice under certain circumstances.

On July 14, 2020, the Company entered into an employment agreement with Mr. DiBartolomeo (the “July 2020 DiBartolomeo Agreement”), which supersedes the Consulting Agreement with Mr. DiBartolomeo described above. Pursuant to the terms of the July 2020 DiBartolomeo Employment Agreement, Mr. DiBartolomeo was entitled to a $175,000 base salary (the “Base Salary”) to be paid in accordance with our regularly established payroll practice. Additionally, Mr. DiBartolomeo received 50,000 options to purchase our common stock. Mr. DiBartolomeo was also eligible to receive performance-based and other bonuses, as awarded in the sole discretion of our board of directors.

Mr. DiBartolomeo left the organization on November 6, 2020.

Matthew Kern, Chief Financial Officer

In connection with Mr. Kern’s appointment as Chief Financial Officer in February 2021, we entered into an Employment Letter with Mr. Kern, pursuant to which he will receive a base salary at the annual rate of $152,000, payable in accordance with our standard payroll policies, and stock options to purchase up to 30,000 shares of common stock under our 2018 Equity Incentive Plan, which vests as follows: 50% of the options shall vest on the one year anniversary of the grant; and (ii) the remaining 50% of the options shall vest and become exercisable in twelve (12) successive equal monthly installments thereafter. Mr. Kern will all be eligible to receive a $40,000 performance-based bonus, as awarded in the sole discretion of our board of directors.

Mr. Kern is also eligible to receive other customary benefits offered by the Company to its senior executives and directors, including paid time off, retirement benefits, health insurance, life insurance and other benefits. Mr.Kern’s base salary is reviewed periodically by our Board and adjustments may be made upon the recommendations of the Compensation Committee.

FY2021 Bonus Plan

Ann Marie Sastry, Chief Executive Officer

On September 20, 2020 Amesite Parent entered into a bonus plan agreement with Dr. Sastry (“FY2021 Bonus Plan”). Pursuant to Section 5 of the Sastry Employment Agreement, a maximum bonus target of $300,000 was set for Dr. Sastry based on achievement of revenue, strategic partnerships, and maintenance of listing on the Nasdaq. Based on strategic partnerships and listing status, a bonus of $150,000 was awarded; the revenue target was not achieved.

Matthew Kern, Chief Financial Officer

Mr. Kern is eligible to receive a $40,000 performance-based bonus, as awarded in the sole discretion of our board of directors.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding outstanding stock options held by our named executive officers as of June 30, 2021:

NAME	GRANT DATE	VESTING COMMENCEMENT DATE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS EXERCISABLE (#)		NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS UNEXERCISABLE (#)		OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE

Ann Marie Sastry, Ph.D.	5/22/2020	5/22/2020	262,500	(1)	262,500	(1)	$2.00	5/21/2030
Matthew Kern	2/11/2021	2/11/2021	-		30,000	(2)	$5.50	2/11/2031
Matthew Kern	5/13/2021	5/13/2021	-		40,000	(3)	$2.19	5/13/2031

(1)	50% of the options vest on the one year anniversary of the grant and the remaining 50% vest on the two year anniversary.

(2)	50% of the options vest on the one-year anniversary of the date of the grant and the remaining 50% vest in twelve (12) successive equal monthly installments thereafter.

(3)	25% of the options vest on the one-year anniversary of the date of the grant and the remaining 75% vest in thirty-six (36) successive equal monthly installments thereafter.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of shares of our common stock as of Record Date, based on 21,975,778 shares issued and outstanding by (i) each person known to beneficially own more than 5% of our outstanding common stock, (ii) each of our directors, (iii) our executive officers and (iv) all directors and executive officers as a group. Shares are beneficially owned when an individual has voting and/or investment power over the shares or could obtain voting and/or investment power over the shares within 60 days of the Record Date. Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws, where applicable. Unless otherwise indicated, the address of each beneficial owner listed below is c/o Amesite Inc., 607 Shelby Street, Suite 700 PMB 214, Detroit, Michigan 48226.

Name of Beneficial Owner and Title of Officers and Directors	Shares of Common Stock Beneficially Owned	Percentage

Ann Marie Sastry, Ph.D., President, Chief Executive Officer, and Chairman of the Board (1)	6,504,167	29.60%
Matthew Kern, Chief Financial Officer (2)	-	*
J. Michael Losh, Director (3)	388,541	1.77%
Gilbert S. Omenn, M.D., Ph.D., Director (4)	220,624	1.00%
Richard T. Ogawa, Director (5)	645,832	2.94%
Anthony M. Barkett, Director (6)	324,792	1.48%
Barbie Brewer, Director (7)	264,062	1.20%
George Parmer, Director (8)	1,009,999	4.60%
All Officers and Directors as a Group (8 persons) (9)	9,358,017	42.58%

Beneficial Owner Greater than 5% Stockholders
Mark Tompkins (10)	2,043,103	9.30%
Apt. 1, Via Guidino 23,
6900 Lugano
Paradiso, Switzerland

* Less than 1%.

(1)	Includes (i) 6,241,667 shares of common stock held by Dr. Sastry and (ii) 262,500 shares of common stock underlying options that are presently exercisable or exercisable within 60 days of the Record Date held by Dr. Sastry. Does not include 262,500 shares underlying options that are not presently exercisable or exercisable within 60 days of the Record Date held by Dr. Sastry.

(2)	Does not include 70,000 shares underlying options that are not presently exercisable or exercisable within 60 days of the Record Date held by Mr. Kern.

(3)	Includes (i) 41,666 shares of common stock held by Mr. Losh and (ii) 346,875 shares of common stock underlying options that are presently exercisable or exercisable within 60 days of the Record Date held by Mr. Losh. Does not include 62,500 shares underlying options that are not presently exercisable or exercisable within 60 days of the Record Date held by Mr. Losh.

(4)	Includes (i) 41,666 shares of common stock held by Dr. Omenn and (ii) 178,958 shares of common stock underlying options that are presently exercisable or exercisable within 60 days of the Record Date held by Dr. Omenn. Does not include 37,500 shares underlying options that are not presently exercisable or exercisable within 60 days of the Record Date held by Dr. Omenn.

(5)	Includes (i) 66,666 shares of common stock held by Mr. Ogawa and (ii) 579,166 shares of common stock underlying options that are presently exercisable or exercisable within 60 days of the Record Date held by Mr. Ogawa. Does not include 46,875 shares underlying options that are not presently exercisable or exercisable within 60 days of the Record Date held by Mr. Ogawa.

(6)	Includes (i) 50,000 shares of common stock held by Mr. Barkett and (ii) 274,792 shares of common stock underlying options that are presently exercisable or exercisable within 60 days of the Record Date held by Mr. Barkett. Does not include 53,125 shares underlying options that are not presently exercisable or exercisable within 60 days of the Record Date held by Mr. Barkett.

(7)	Includes (i) 25,000 shares of common stock held by Ms. Brewer and (ii) 239,062 shares of common stock underlying options that are presently exercisable or exercisable within 60 days of the Record Date held by Ms. Brewer. Does not include 60,938 shares underlying options that are not presently exercisable or exercisable within 60 days of the Record Date held by Ms. Brewer.

(8)	Includes (i) 1,009,999 shares of common stock held by Mr. Parmer.

(9)	Includes 1,881,353 shares of common stock underlying options that are either presently exercisable or exercisable within 60 days of the Record Date held by all directors and officers as a group. Does not include 593,438 shares of common stock underlying options that are not presently exercisable or exercisable within 60 days of the Record Date held by all directors and officers as a group.

(10)	Per Mr. Tompkins Form-4 filed on June 2, 2021.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

The following is a description of transactions since July 1, 2018 to which we or our former parent corporation (“Amesite Parent”) have been a party, in which the amount involved exceeds $120,000, and in which any of our respective directors, executive officers or beneficial owners of more than 5% of our capital stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest.

Related Party Advances

Since November 2017, Dr. Sastry has advanced approximately $239,292 to us to fund our start-up operations, which included research and development, organizational costs, and various professional fees in connection with the private placement offerings and insider investment. We did not have a formal arrangement or agreement with Dr. Sastry pursuant to which these funds were paid. Dr. Sastry paid certain related expenses and was reimbursed out of proceeds of private placement financings. Dr. Sastry was repaid without interest.

Indemnification Agreements and Directors’ and Officers’ Liability Insurance

We will enter into indemnification agreements with each of our directors and executive officers. These agreements, among other things, will require us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.

Consulting Agreements

On March 29, 2018, Amesite Parent’s board of directors approved a consulting agreement with Mr. Richard Ogawa whereby Mr. Ogawa provided certain consulting services to us relating to the protection of our intellectual property and general business advice for our benefit. We agreed to pay Mr. Ogawa $1,000 for each filed patent application and $1,000 for each issued or granted patent regardless of the jurisdiction or type of patent, except for provisional patent applications for which no fee would be paid by us. In addition, we granted Mr. Ogawa a nonqualified stock option to purchase 291,666 shares of Amesite Parent’s common stock at an exercise price of $1.50 per share (subject to adjustment for the Merger).

Related Person Transaction Policy

We have not had a formal policy regarding approval of transactions with related parties. We expect to adopt a related person transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions. For purposes of our policy only, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person are, were or will be participants in which the amount involved exceeds the lesser of $120,000 or one percent of our total assets at year-end for our last two completed fiscal years. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A related person is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.

Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, our management must present information regarding the related person transaction to our audit committee, or, if audit committee approval would be inappropriate, to another independent body of our board of directors, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we will collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant shareholder to enable us to identify any existing or potential related-person transactions and to effectuate the terms of the policy. In addition, under our code of business conduct and ethics, our employees and directors will have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. In considering related person transactions, our audit committee, or other independent body of our board of directors, will take into account the relevant available facts and circumstances including, but not limited to:

●	the risks, costs and benefits to us;

●	the impact on a director’s independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

●	the availability of other sources for comparable services or products; and

●	the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

The policy requires that, in determining whether to approve, ratify or reject a related person transaction, our audit committee, or other independent body of our board of directors, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our shareholders, as our audit committee, or other independent body of our board of directors, determines in the good faith exercise of its discretion.

OTHER MATTERS

The board of directors knows of no other business, which will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

We will bear the cost of soliciting proxies in the accompanying form. In addition to the use of the mails, proxies may also be solicited by our directors, officers or other employees, personally or by telephone, facsimile or email, none of whom will be compensated separately for these solicitation activities. We have engaged Carideo Group to assist in the solicitation of proxies. We will pay a fee of approximately $1,500 plus reasonable out-of-pocket charges to Carideo Group for such services.

If you do not plan to attend the Annual Meeting, in order that your shares may be represented and in order to assure the required quorum, please sign, date and return your proxy promptly. In the event you are able to attend the Annual Meeting virtually, at your request, we will cancel your previously submitted proxy.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2022 Annual Meeting of Stockholders must submit the proposal to us at our corporate headquarters no later than May 16, 2022, which proposal must be made in accordance with the provisions of Rule 14a-8 of the Exchange Act. Stockholders who intend to present a proposal at our 2022 Annual Meeting of Stockholders without inclusion of the proposal in our proxy materials are required to provide notice of such proposal to our Corporate Secretary so that such notice is received by our Corporate Secretary at our principal executive offices on or after June 10, 2022, but no later than July 8, 2022. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Any director candidates recommended by security holders would be referred to the governance and nominating committee for consideration. The committee would review the qualifications of such director candidate and make a report to the board of directors. The board would then consider whether such candidate, taking into account various relevant factors, such as diversity, equity position in the company, background, experience, reputation, membership in other public company boards, business relationships, and potential contribution to the Company’s business and development, should be offered a position on the board of directors, either by appointment or at the next stockholders meeting.

HOUSEHOLDING

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a proxy statement or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as householding, potentially provides extra convenience for stockholders and cost savings for companies. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards.

If you share an address with another stockholder and have received multiple copies of our proxy materials, you may write or call us at the address and phone number below to request delivery of a single copy of the notice and, if applicable, other proxy materials in the future. We undertake to deliver promptly upon written or oral request a separate copy of the proxy materials, as requested, to a stockholder at a shared address to which a single copy of the proxy materials was delivered. If you hold stock as a record stockholder and prefer to receive separate copies of our proxy materials either now or in the future, please contact us at 607 Shelby Street, Suite 700 PMB 214, Detroit, Michigan 48226, Attn: Corporate Secretary. If your stock is held through a brokerage firm or bank and you prefer to receive separate copies of our proxy materials either now or in the future, please contact your brokerage firm or bank.

ANNUAL REPORT

Additional copies of our Annual Report on Form 10-K for the fiscal year ended June 30, 2021 may be obtained without charge by writing to the Company’s Secretary, 607 Shelby Street, Suite 700 PMB 214, Detroit, Michigan 48226.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Ann Marie Sastry, Ph.D.
Ann Marie Sastry, Ph.D.
September 30, 2021	Chairman of the Board of Directors

Your **Vote** Counts!

AMESITE INC.

2021 Annual Meeting
Vote by November 9, 2021
11:59 PM ET

D60810-P60463

You invested in AMESITE INC. and it's time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. **This is an important notice regarding the availability of proxy material for the stockholder meeting to be held on November 10, 2021.**

Get informed before you vote

View the Notice and Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to October 27th, 2021. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

For complete information and to vote, visit **www.ProxyVote.com**

Control #

Smartphone users

Point your camera here and vote without entering a control number

Vote Virtually at the Meeting*

November 10, 2021
9:00 AM ET

Virtually at:
www.virtualshareholdermeeting.com/AMST2021

*Please check the meeting materials for any special requirements for meeting attendance.

V1.1

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items	Board Recommends
1. Election of two Class I Directors to hold office until successors are duly elected and qualified or until the 2024 Annual Meeting of Stockholders. **Nominees:** 01) J. Michael Losh 02) Richard T. Ogawa	For
2. Ratification of the appointment of Deloitte & Touche LLP as Amesite's independent registered public accounting firm	For

Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click "Sign up for E-delivery".

D60811-P60463

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/AMST2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D60807-P60463

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AMESITE INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of two Class I Directors to hold office until successors are duly elected and qualified or until the 2024 Annual Meeting of Stockholders.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) J. Michael Losh
02) Richard T. Ogawa

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. Ratification of the appointment of Deloitte & Touche LLP as Amesite's independent registered public accounting firm	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D60808-P60463

AMESITE INC.
Annual Meeting of Stockholders
November 10, 2021, 9:00 AM ET
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Ann Marie Sastry, Ph.D., and Matthew Kern, each care of the Company, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to attend, speak and to vote, as designated on the reverse side of this ballot, all of the shares of the Company that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM Eastern Time, on November 10, 2021, online at www.virtualshareholdermeeting.com/AMST2021, and any adjournment or postponement thereof.

A stockholder entitled to attend and vote is entitled to appoint one or more proxies to attend, speak and vote instead of him or her at the Annual Meeting. A proxy need not be a stockholder of record. If you wish to nominate a proxy other than Ann Marie Sastry, Ph.D. or Matthew Kern, please contact our Company Secretary and also note that your nominated proxy must attend the Annual Meeting online in order for your votes to be cast.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE